Hansen Medical Announces Exploration of Strategic Alternatives

MOUNTAIN VIEW, CA — (Marketwired) January 14, 2016- Hansen Medical, Inc. (NASDAQ: HNSN), the global leader in intravascular robotics, announced today that its board of directors has entered a process to explore strategic alternatives for the company focused on enhancing stockholder value, including, but not limited to, a licensing transaction, a refinancing transaction, a strategic business combination, partnership, a possible sale or disposition of one or more corporate assets or the company itself. There can be no assurance that this exploration process will result in any transaction.

“We continue to see long-term opportunities for our robotic platform, especially in light of the positive responses from physicians and patients who are gaining experience with the Magellan System,” said Cary Vance, President and CEO of Hansen Medical. “Our board is focused on evaluating additional options that may enhance or accelerate the value that we believe is inherent in an approved technology-platform product, which has experienced growing utilization and an expanding breadth of clinical utility. Given our position as a leader in robotics technology, we believe now is the appropriate time to explore strategic alternatives.”

On January 12, 2016, Jack Schuler resigned from his position as a director of the company. In so doing, he expressed confidence in the board and its exploration of potential strategic alternatives, but does not wish to be part of the board’s deliberation on these matters due to his significant shareholding position in the company.

As part of its review of strategic alternatives, Hansen Medical has formed a special committee of independent directors. The special committee has retained Perella Weinberg Partners LP as its financial advisor.

About Hansen Medical, Inc.
Hansen Medical, Inc., based in Mountain View, California, is the global leader in Intravascular Robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The company’s Magellan™ Robotic System, Magellan Robotic Catheters, and related accessories are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The company’s mission is to enable cardiac arrhythmia and endovascular procedures and to improve patient outcomes through the use of intravascular robotics. Additional information can be found at www.hansenmedical.com.

“Hansen Medical,” “Hansen Medical (with Heart Design),” and “Heart Design (Logo)” are registered trademarks, and “Magellan” and “Hansen Medical Magellan” are trademarks of Hansen Medical, Inc. in the U.S. and other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “plan,” “continue,” “expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates,” and other similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements regarding strategic alternatives, the growing market for our products, user experiences, the business environment and the potential benefits of our robotic systems for hospitals, patients and physicians. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: factors relating to engineering, regulatory, manufacturing, sales and customer service challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend our development efforts and sales; the effect of credit, financial and economic conditions on capital spending by our potential customers; the rate of adoption of our systems and the rate of use of our catheters; our ability to manage expenses and cash flow, and obtain adequate financing; and other risks more fully described in the “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:
Hansen Medical, Inc.
650.404.5836
Investor—Relations@hansenmedical.com

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